    As filed with the Securities and Exchange Commission on November 16, 2000

                                                   Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ANALOG DEVICES, INC.
             (Exact name of registrant as specified in its charter)

        MASSACHUSETTS                                            04-2348234
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)


         ONE TECHNOLOGY WAY
       NORWOOD, MASSACHUSETTS                                02062-9106
(Address of principal executive offices)                     (Zip Code)

                BCO TECHNOLOGIES PLC APPROVED SHARE OPTION SCHEME
               BCO TECHNOLOGIES PLC UNAPPROVED SHARE OPTION SCHEME
                            (Full title of the Plans)

                             Paul P. Brountas, Esq.
                                Hale and Dorr LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                           Proposed Maximum           Proposed Maximum
  Title of Securities to be         Amount to be       Offering Price Per Share   Aggregate Offering Price         Amount of
         Registered                  Registered                                                                 Registration Fee
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.16 2/3 par
value per share                     9,639 shares                $44.38(1)               $427,730.63(1)                $113
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the New York Stock Exchange on November 10, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 (the "Registration Statement") is being filed to register shares of Common Stock of Analog Devices, Inc. (the "Company" or "Registrant") issuable pursuant to the BCO Technologies plc Unapproved Share Option Scheme, and the BCO Technologies plc Approved Share Option Scheme (the "Plans"). Pursuant to Section 4 of the Recommended Cash Offer by Broadview for and on behalf of Analog Devices Micromachines Limited, a wholly-owned subsidiary of Analog Devices Micromachines Incorporated, a wholly-owned subsidiary of Analog Devices, Inc., for BCO Technologies plc, dated July 7, 2000, the Company assumed the Plans and the outstanding options to purchase Common Stock of BCO Technologies plc issued under the Plans. The Company is registering 3,930 shares pursuant to the BCO Technologies plc Unapproved Share Option Scheme and 5,709 shares pursuant to the BCO Technologies plc Approved Share Option Scheme.


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


PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents sent or given to participants in the Plans pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

     (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

     (3) The description of the common stock of the Registrant, $.16 2/3 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


  Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

  Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the securities hereby registered will be passed upon by Hale and Dorr LLP, Boston, Massachusetts. Paul P. Brountas, Esq., a partner of Hale and Dorr LLP, serves as Clerk to the Registrant.


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


  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 6A of the Registrant's Articles of Organization, as amended (the "Articles of Organization") provides for indemnification of directors and officers to the fullest extent permitted by Chapter 156B of the Massachusetts General Laws. Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation has the power to indemnify directors, officers, employees or other agents of the corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, against amounts paid and expenses incurred in connection with an action or proceeding to which such person is a party or is threatened to be made a party by reason of such position; provided, however, that such person acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, in the case of service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     Article 6A of the Registrant's Articles of Organization provides for indemnification of directors and officers of the Registrant, and directors or employees of the Registrant now serving at the request of the Registrant as a director or officer of another organization or in any capacity with respect to an employee benefit plan of the Registrant, against all liabilities and expenses imposed upon or incurred by any such person in connection with any legal proceedings in which he may be a defendant or with which he may be threatened or involved, directly or indirectly, by reason of his position as a director or officer or as a result of his service with respect to an employee benefit plan; provided, however, that the Registrant shall provide no indemnification if the director or officer has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. The Registrant shall further indemnify the officer or director for the expenses, judgments, fines and amounts paid in settlement and compromise of such proceedings. However, no indemnification will be made to cover costs of settlements and compromises if the Board determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant then in office), that such settlement or compromise is not in the best interests of the Registrant.

     Chapter 156B of the Massachusetts General Laws, as it may be amended from time to time, and Article 6A of the Registrant's Articles of Organization permit the payment by the Registrant of expenses incurred in defending a civil or criminal action in advance of its final disposition, subject to receipt of an undertaking by the indemnified person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the Articles of Organization. No advance may be made if the Board of Directors determines, by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant then in office), that such person did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant.

     Article 6D of the Registrant's Articles of Organization provides that to the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, as it may be amended from time to time, no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for


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


unauthorized distributions or loans under Section 61 or 62 of Chapter 156B, or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

  Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

  Item 8.  EXHIBITS

         Exhibit
         Number            Description
         -------           -----------
         4.1 (1)           Restated Articles of Organization of Analog Devices, Inc., as amended
         4.2 (2)           By-Laws of the Registrant
         4.3 (3)           Rights Agreement dated as of March 18, 1998 between the Registrant and BankBoston,
                           N.A., as Rights Agent
         4.4               BCO Technologies plc Unapproved Share Option Scheme
         4.5               BCO Technologies plc Approved Share Option Scheme
         5                 Opinion of Hale and Dorr LLP
        23.1               Consent of Hale and Dorr LLP (included in Exhibit 5)
        23.2               Consent of Independent Auditors
        24                 Power of Attorney (included on the signature page to this Registration Statement)

---------
(1) Incorporated herein by reference to the Registrant's Form 10-Q, filed on March 15, 1999.
(2) Incorporated herein by reference to the Registrant's Form 10-K for the fiscal year ended October 31, 1998, filed on January 28, 1999.
(3) Incorporated herein by reference to the Registrant's Registration Statement on Form 8-K (File No. 001-07819) filed on March 19, 1998, as amended by Amendment No.1 to Rights Agreement, entered into as of October 14, 1999 (incorporated herein by reference to the Registrant's Registration Statement on Form 8-K/A (File No. 001-07819) filed on November 19, 1999).

  Item 9.  UNDERTAKINGS

  1. The Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


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


     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

  2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on this 16th day of November, 2000.

                                        ANALOG DEVICES, INC.


                                        By: /s/ Jerald G. Fishman
                                           ---------------------------
                                               Jerald G. Fishman
                                               President and Chief
                                               Executive Officer


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


                        SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Analog Devices, Inc., hereby severally constitute and appoint Jerald G. Fishman and Joseph E. McDonough and Paul P. Brountas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement filed herewith, and any and all amendments (including post-effective amendments) to said Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to any such Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                    SIGNATURE                                    TITLE                            DATE


/s/ Jerald G. Fishman                              President, Chief Executive
----------------------------------------           Officer and Director                     November 16, 2000
JERALD G. FISHMAN                                  (Principal Executive Officer)


/s/ Ray Stata                                      Chairman of the Board
----------------------------------------           and Director                             November 16, 2000
RAY STATA


/s/ Joseph E. McDonough                            Vice President-Finance
----------------------------------------           and Chief Financial                      November 16, 2000
JOSEPH E. MCDONOUGH                                Officer (Principal Financial and
                                                   Accounting Officer)


/s/ John L. Doyle                                  Director                                 November 16, 2000
----------------------------------------
JOHN L. DOYLE


/s/ Charles O. Holliday, Jr.                       Director                                 November 16, 2000
----------------------------------------
CHARLES O. HOLLIDAY, JR.


/s/ Joel Moses                                     Director                                 November 16, 2000
----------------------------------------
JOEL MOSES

                    SIGNATURE                                    TITLE                            DATE


/s/ F. Grant Saviers                               Director                                 November 16, 2000
----------------------------------------
F. GRANT SAVIERS


/s/ Lester C. Thurow                               Director                                 November 16, 2000
----------------------------------------
LESTER C. THUROW


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


                                  EXHIBIT INDEX

         Exhibit
         Number            Description
         -------           -----------
         4.1 (1)           Restated Articles of Organization of Analog Devices, Inc., as amended
         4.2 (2)           By-Laws of the Registrant
         4.3 (3)           Rights Agreement dated as of March 18, 1998 between the Registrant and BankBoston,
                           N.A., as Rights Agent
         4.4               BCO Technologies plc Unapproved Share Option Scheme
         4.5               BCO Technologies plc Approved Share Option Scheme
         5                 Opinion of Hale and Dorr LLP
        23.1               Consent of Hale and Dorr LLP (included in Exhibit 5)
        23.2               Consent of Independent Auditors
        24                 Power of Attorney (included on the signature page to this Registration Statement)

---------
(1) Incorporated herein by reference to the Registrant's Form 10-Q, filed on March 15, 1999.
(2) Incorporated herein by reference to the Registrant's Form 10-K for the fiscal year ended October 31, 1998, filed on January 28, 1999.
(3) Incorporated herein by reference to the Registrant's Registration Statement on Form 8-K (File No. 001-07819) filed on March 19, 1998, as amended by Amendment No.1 to Rights Agreement, entered into as of October 14, 1999 (incorporated herein by reference to the Registrant's Registration Statement on Form 8-K/A (File No. 001-07819) filed on November 19, 1999).


                                      -10-